Press Release #201403	FOR IMMEDIATE RELEASE	January 13, 2014

Enertopia Announces Corporate Development Appointment

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCBB and (TOP) on the CSE (the "Company" or "Enertopia") is very pleased to announce that it has signed an agreement with Don Shaxon former business development manager at Cannabis Science (CBIS) to build up the Enertopia team.

We are extremely pleased to announce Don Shaxon will be leading the charge in our corporate development program.

Mr. Shaxon was instrumental in helping build Cannabis Science from a small market cap company in 2009 into one of the industry leaders today with a market cap in excess of $100 million.

Mr. Shaxon, our corporate development leader at Enertopia, had this to say, "I’m very excited to be working with the Enertopia team, I anticipate a great year of assisting in building Enertopia into one of the leaders in the legal marijuana sector.”

Robert McAllister, Enertopia Corporation., President & CEO said, “We are elated to have Don join our team with his excellent business network, track record at Cannabis Science and personal background in the production and strains of medical Marihuana in Canada.

Under the terms of the agreement, Mr. Shaxon, will be appointed business development manager at Enertopia Corporation for a term of 12 months. We look forward to 2014 as a year of rapid growth and opportunity in the rapidly expanding Medical Marihuana business in North America.

Don Shaxon will be paid $4,000 a month for the first three months and has been issued 250,000 shares of restricted common stock has been granted 250,000 Stock Options.

The securities referred to herein will not be or have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Enertopia

Enertopia’s shares are quoted in Canada with symbol TOP in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Dale Paruk, President, Coal Harbor Communications Ltd. at 1.604.662.4505

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects, Oil & Gas Projects, Medical Marihuana Projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that the Company will be successful in completing the Definitive Agreement and future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release